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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Delta Apparel, Inc.



We consent to the incorporation by reference in the registration statement (No. 333-61190) on Form S-8 of Delta Apparel, Inc. and subsidiaries, of our report dated August 4, 2000, with respect to the consolidated statements of income, stockholders' equity/divisional deficit, and cash flows for the year ended July 1, 2000, and related financial statement schedule, which report appears in the 2002 annual report on Form 10-K of Delta Apparel, Inc.

                                               KPMG LLP

Atlanta, Georgia
August 29, 2002